                                                                    EXHIBIT 32.2

                      STATEMENT OF SENIOR FINANCIAL OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Harry M. Rimmer, the Senior Vice President of Finance of Escalon Medical Corp. (the "Company"), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-K Annual Report for the year ended June 30, 2003 (the "Report") fully complies with the requirements of
              Section 13(a) of the Securities Act of 1934; and

         2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2003                   /s/ Harry M. Rimmer
                                           ----------------------------
                                           Harry M. Rimmer
                                           Senior Vice President - Finance

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Escalon Medical Corp. and will be retained by Escalon Medical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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